As Filed With the Securities and Exchange Commission on December 18, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2723423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place, Santa Ana, California 92705

(Address of Principal Executive Offices)

Extended and Restated 1996 Employee Stock Purchase Plan

(Full title of the plan)

Ronald J. Buschur

President and Chief Executive Officer

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

(Name and address of agent for service)

(714) 466-1000

(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Skaist, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600,

Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.0001 par value	539,652 shares	$4.13	$2,228,762.76	$68.42

(1)	Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s Extended and Restated 1996 Employee Stock Purchase Plan.

(2)	In accordance with Rule 457(h), the aggregate offering price of the 539,652 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices reported by the Nasdaq National Market for the Common Stock on December 17, 2007, which was $4.13 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Extended and Restated 1996 Employee Stock Purchase Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Commission on March 6, 2007, as amended by Amendment No. 1 on Form 10-K/A, filed on April 30, 2007;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007, July 1, 2007, and September 30, 2007, as filed with the Commission on May 11, 2007, August 10, 2007 and November 9, 2007, respectively;.

(c) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on November 2, 2007.

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(e) The description of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), contained in the Registrant’s Form 8-A dated October 9, 1996, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

2

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated bylaws eliminates the liability of directors to it or its stockholders for monetary damages for breach of fiduciary duty as a directors, except to the extent otherwise required by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law. In addition, the Registrant’s directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Powerwave Technologies, Inc.

4.2	Amended and Restated Bylaws of Powerwave Technologies, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-13679) filed with the Commission on December 3, 1996).

4.3	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K as filed with the Commission on May 12, 2006).

3

4.4	Rights Agreement, dated as of June 1, 2001 between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan (incorporated herein by reference to Exhibit 2.1 to Registrant’s Form 8-A12G as filed with the Securities and Exchange Commission on June 4, 2001).

4.5	First Amendment to Rights Agreement, dated June 19, 2003, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to Registrant’s Form 8-A12G/A as filed with the Securities and Exchange Commission on July 10, 2003).

4.6	Second Amendment to Rights Agreement, dated September 29, 2006, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to Registrant’s Form 8-A12G/A as filed with the Securities and Exchange Commission on September 29, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	Extended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on December 7, 2007).

4

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 18th day of December, 2007.

POWERWAVE TECHNOLOGIES, INC.

By:	/s/ Ronald J. Buschur
Ronald J. Buschur
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Powerwave Technologies, Inc., do hereby constitute and appoint Ronald J. Buschur and Kevin T. Michaels, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald J. Buschur Ronald J. Buschur	President, Chief Executive Officer and Director	December 18, 2007

/s/ Kevin T. Michaels Kevin T. Michaels	Chief Financial Officer	December 18, 2007

/s/ Carl W. Neun Carl W. Neun	Chairman of the Board of Directors	December 18, 2007

John L. Clendenin	Director

/s/ Moiz M. Beguwala Moiz M. Beguwala	Director	December 18, 2007

Eugene L. Goda	Director

/s/ Ken J. Bradley Ken J. Bradley	Director	December 18, 2007

/s/ David L. George David L. George	Director	December 18, 2007

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Powerwave Technologies, Inc.

4.2	Amended and Restated Bylaws of Powerwave Technologies, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-13679) filed with the Commission on December 3, 1996).

4.3	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K as filed with the Commission on May 12, 2006).

4.4	Rights Agreement, dated as of June 1, 2001 between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan (incorporated herein by reference to Exhibit 2.1 to Registrant’s Form 8-A12G as filed with the Securities and Exchange Commission on June 4, 2001).

4.5	First Amendment to Rights Agreement, dated June 19, 2003, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to Registrant’s Form 8-A12G/A as filed with the Securities and Exchange Commission on July 10, 2003).

4.6	Second Amendment to Rights Agreement, dated September 29, 2006, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to Registrant’s Form 8-A12G/A as filed with the Securities and Exchange Commission on September 29, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	Extended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on December 7, 2007).